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                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION OF
                              GLACIER BANCORP, INC.


      ARTICLE 1. NAME. The name of the corporation is Glacier Bancorp, Inc. (hereinafter referred to as the "Corporation").

      ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

      ARTICLE 3. NATURE OF BUSINESS. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

      ARTICLE 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is 16,000,000, of which 1,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and 15,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock").

      The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

            (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

            (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

            (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

            (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

            (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;


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            (f)   whether the shares of such series shall be subject to the
operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

            (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

      The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

      ARTICLE 5. INCORPORATOR. The name and mailing address of the sole incorporator is as follows:

         Name                                 Address
         ----                                 -------

         Glacier Bank                         202 Main Street
                                              Kalispell, Montana   59901

      ARTICLE 6. PREEMPTIVE RIGHTS. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.


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         ARTICLE 7. DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

      A. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

      B.    Vacancies. Except as otherwise fixed pursuant to the provisions of
Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

      C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

      ARTICLE 8. LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the


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effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 8 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

      ARTICLE 9. CERTAIN BUSINESS COMBINATIONS.

      9.1   VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

      A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, any agreement with a national securities exchange or otherwise, and except as otherwise expressly provided in
Article 9.2 of this Article 9:

            (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

            (2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $500,000 or more; or

            (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder;

            (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

            (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article 9, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding that no vote may be required, or that a lesser percentage may be specified, by law, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, any agreement with any national securities exchange or otherwise.


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      B.    Definition of "Business Combination." The term "Business
Combination" as used in this Article 9 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of paragraph A of this
Article 9.1.

      9.2   WHEN HIGHER VOTE IS NOT REQUIRED.

      The provisions of Article 9.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, any agreement with a national securities exchange or otherwise, if all of the conditions specified in either of the following paragraphs A or B are met:

      A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

      B. Price and Procedural Requirements. All of the following conditions shall have been met:

            (1) The aggregate amount of the cash and the Fair Market Value as of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (i) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or
(ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                  (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher.

            (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):


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                  (a)   (if applicable) the highest per share price (including
any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the five-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                  (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

            (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with clauses (1) and (2) of this paragraph (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

            (4) After such Interested Stockholder has proposed such a Business Combination and prior to the consummation of such Business Combination; (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation; (b) there shall have been (i) no reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

            (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such) (hereinafter referred to as the "Act"), and the rules and regulations of the Securities and Exchange Commission thereunder shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act.)


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            (6)   The holders of all outstanding shares of Voting Stock not
beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of paragraph B of this Article 9.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

      9.3   CERTAIN DEFINITIONS.

      For the purposes of this Article 9 the following shall be deemed to have the meanings specified below:

      A. The term "person" shall mean any individual, firm, corporation or other entity.

      B. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

            (1) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

            (2) is an Affiliate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

            (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

      C.    A person shall be deemed a "beneficial owner" of any Voting Stock:

            (1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

            (2)   which such person or any of its Affiliates or Associates has
(a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or


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            (3)   which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

      D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Article 9.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Article 9.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      E. The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the effective date of this Certificate of Incorporation.

      F. The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Article 9.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

      G. The term "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

      H. In the event of any Business Combination in which the Corporation is the survivor, the phrase "consideration other than cash to be received" as used in clauses (1) and (2) of paragraph B of Article 9.2 shall include the shares of Common Stock and/or the shares of any other eligible outstanding Voting Stock retained by the holders of such shares.


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      I.    The term "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

      J. References to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

      9.4   POWERS OF THE BOARD OF DIRECTORS.

      A majority of the Board of Directors of the Corporation shall have the power and duty to decide for the purpose of this Article 9, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is an Interested Stockholder, a majority of the number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article 9, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article 9, including, without limitation: (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of $500,000 or more and (D) whether all of the applicable conditions set forth in paragraph B of Article 9.2 have been met with respect to any Business Combination. Any determination pursuant to this Article 9.4 made in good faith shall be binding and conclusive on all parties.

      9.5   NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.

      Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      9.6   AMENDMENT, REPEAL, ETC.

      Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article 9.

      ARTICLE 10. AMENDMENT. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject


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to this reservation. No amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that, notwithstanding anything contained in this Certificate of Incorporation to the contrary, Article 9 shall be amended in the manner specified in Article 9.6.

      GLACIER BANK, being the sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is the Incorporator's act and deed and that the facts herein stated are true, and accordingly has caused this Certificate to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of March, 1998.


                                       GLACIER BANK


                                       By:      /s/ John S. MacMillian
                                       -----------------------------------------
                                       John S. MacMillan
                                       President and Chief Operating Officer


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